Exhibit 99.1

XPO Reports Third Quarter 2026 Results

GREENWICH, Conn. – October 29, 2026 – XPO (NYSE: XPO) today announced its financial results for the third quarter 2026. The company reported diluted earnings per share of $1.53, compared with $0.68 for the same period in 2025, and adjusted diluted earnings per share of $1.70, compared with $1.07 for the same period in 2025.

Third Quarter 2026 Summary Results

	Three Months Ended September 30,
	Revenue			Operating Income (Loss) (1)
(in millions)	2026	2025	Change %	2026	2025	Change %
North American Less-Than-Truckload Segment	$1,473	$1,255	17.4%	$284	$208	36.5%
European Transportation Segment	900	857	5.0%	12	(2)	NM
Corporate	-	-	0.0%	(8)	(42)	-81.0%
Total	$2,373	$2,111	12.4%	$288	$164	75.6%

	Adjusted Operating Income (2)					Adjusted EBITDA (2)
(in millions)	2026		2025		Change %	2026	2025	Change %
North American Less-Than-Truckload Segment		$293		$217	35.0%	$389	$308	26.3%
European Transportation Segment		22		9	144.4%	48	38	26.3%
Corporate		NA		NA	NA	(4)	(4)	0.0%
Total	$	NA	$	NA	NA	$433	$342	26.6%

	Net Income (1)			Diluted EPS (1)
(in millions, except for per-share data)	2026	2025	Change %	2026	2025	Change %
Total	$181	$82	120.7%	$1.53	$0.68	125.0%

	Diluted Weighted-Average Common Shares Outstanding		Adjusted Diluted EPS (2)
(in millions, except for per-share data)	2026	2025	2026	2025	Change %
Total	118	120	$1.70	$1.07	58.9%

Amounts may not add due to rounding.

NM - Not meaningful

NA - Not applicable

(1) Third quarter 2025 includes a $35 million charge ($27 million after-tax or -$0.23 per share) related to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015.

(2) See the “Non-GAAP Financial Measures” section of the press release.

Mario Harik, chairman and chief executive officer of XPO, said, “We delivered another quarter of outstanding performance, accelerating growth in adjusted EBITDA to 27% and adjusted diluted EPS to 59% year-over-year. Our results show how effectively we’re converting more business into higher earnings through a combination of revenue growth and margin expansion.

“In North American LTL, we grew adjusted operating income by 35% year-over-year and improved our adjusted operating ratio by 260 basis points, significantly outperforming seasonality. This reflects sequential improvements in both yield and revenue per shipment, excluding fuel, alongside stronger volume growth from profitable share gains. Increasingly, we’re improving revenue quality with higher-margin freight as customers value our world-class service, including a damage claims ratio below 0.2%. And on the cost side, we’re operating more efficiently by expanding the use of AI across our network.”

Harik continued, “Our strong performance across North America and Europe underscores the substantial opportunities we have to continue compounding our earnings growth, with further upside as freight demand recovers. Additionally, we’re accelerating our free cash flow and capital return to shareholders, enhancing long-term value.”

Third Quarter Highlights

For the third quarter 2026, the company generated revenue of $2.37 billion, compared with $2.11 billion for the same period in 2025.

Operating income was $288 million for the third quarter, compared with $164 million for the same period in 2025. Net income was $181 million for the third quarter, compared with $82 million for the same period in 2025. Diluted earnings per share was $1.53 for the third quarter, compared with $0.68 for the same period in 2025.

Adjusted net income, a non-GAAP financial measure, was $200 million for the third quarter, compared with $128 million for the same period in 2025. Adjusted diluted EPS, a non-GAAP financial measure, was $1.70 for the third quarter, compared with $1.07 for the same period in 2025.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $433 million for the third quarter, compared with $342 million for the same period in 2025.

The company generated $415 million of cash flow from operating activities in the third quarter and ended the quarter with $260 million of cash and cash equivalents on hand, after completing $123 million of net capital expenditures, $150 million of common stock repurchases and $100 million of term loan repayments.

Results by Business Segment

•	North American Less-Than-Truckload (LTL): The segment grew revenue to $1.47 billion for the third quarter 2026, compared with $1.26 billion for the same period in 2025. On a year-over-year basis, yield, excluding fuel, increased 3.6%, shipments per day increased 5.8%, and tonnage per day increased 5.0%.

Operating income increased to $284 million for the third quarter, compared with $208 million for the same period in 2025. Adjusted operating income, a non-GAAP financial measure, increased to $293 million for the third quarter, compared with $217 million for the same period in 2025. Adjusted operating ratio, a non-GAAP financial measure, was 80.1%, reflecting a year-over-year improvement of 260 basis points.

Adjusted EBITDA for the third quarter was $389 million, compared with $308 million for the same period in 2025. The increase in adjusted EBITDA reflects yield growth, higher tonnage per day, cost efficiencies and higher fuel surcharge revenue, partially offset by higher fuel costs and wage inflation.

•	European Transportation: The segment grew revenue to $900 million for the third quarter 2026, compared with $857 million for the same period in 2025. Operating income increased to $12 million for the third quarter, compared with a loss of $2 million for the same period in 2025.

Adjusted EBITDA increased to $48 million for the third quarter, compared with $38 million for the same period in 2025. The increase in adjusted EBITDA reflects higher revenue and cost efficiencies, partially offset by higher fuel costs.

•	Corporate: The segment generated an operating loss of $8 million for the third quarter 2026, compared with a loss of $42 million for the same period in 2025.

Adjusted EBITDA was a loss of $4 million for the third quarter, consistent with the same period in 2025.

Conference Call

The company will hold a conference call on Thursday, October 29, 2026, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until November 28, 2026. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13762528.

About XPO

XPO, Inc. (NYSE: XPO) is a leader in asset-based less-than-truckload (LTL) freight transportation in North America. The company’s customer-focused organization efficiently moves 17 billion pounds of freight per year, enabled by its proprietary technology. XPO serves 55,000 customers with 575 locations and 38,000 employees in North America and Europe, and is headquartered in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on LinkedIn, Facebook, X, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measures under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for corporate; adjusted EBITDA margin on a consolidated basis; adjusted EBITDA, excluding gains on real estate transactions on a consolidated basis and for our North American Less-Than-Truckload segment; adjusted net income; adjusted diluted earnings per share (“adjusted diluted EPS”); adjusted diluted EPS, excluding gains on real estate transactions; adjusted operating income for our North American Less-Than-Truckload and European Transportation segments; and adjusted operating ratio for our North American Less-Than-Truckload segment.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, excluding gains on real estate transactions, adjusted net income, adjusted diluted EPS, adjusted diluted EPS, excluding gains on real estate transactions, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA, excluding gains on real estate transactions improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income, adjusted diluted EPS and adjusted diluted EPS, excluding gains on real estate transactions improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expense and other adjustments as set out in the attached tables.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands; our ability to implement our cost and revenue initiatives and accelerate growth and expansion as a result of those initiatives; our ability to improve pricing growth; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to continue insourcing linehaul in ways that enhance our network efficiency and productivity; the anticipated impact of a freight market recovery on our business; our ability to capture profitable share gains, facilitate yield growth, accelerate free cash flow, and improve margins to enhance shareholder value; our ability to benefit from a sale, spin-off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies; goodwill impairment; issues related to compliance with data protection laws, competition laws, and intellectual property laws; fluctuations in currency exchange rates, fuel prices and fuel surcharges; our ability to develop and implement proprietary technology and suitable information technology systems that contribute to financial, operational, competitive and productivity efficiencies and improvements; the impact of potential cyber-attacks and information technology or data security breaches or failures; our ability to repurchase shares on favorable terms; our indebtedness; our ability to raise debt and equity capital; fluctuations in interest rates; seasonal fluctuations; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain management talent and key employees including qualified drivers; labor matters; litigation; and competition.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Investor Contact

Brian Scasserra

+1 617-607-6429

brian.scasserra@xpo.com

Media Contact

Cole Horton

+1 203-609-6004

cole.horton@xpo.com

XPO, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	Change %	2026	2025	Change %
Revenue	$2,373	$2,111	12.4%	$6,823	$6,146	11.0%
Salaries, wages and employee benefits	949	876	8.3%	2,759	2,579	7.0%
Purchased transportation	451	424	6.4%	1,338	1,250	7.0%
Fuel, operating expenses and supplies	488	406	20.2%	1,387	1,183	17.2%
Operating taxes and licenses	20	21	-4.8%	63	61	3.3%
Insurance and claims	32	43	-25.6%	107	118	-9.3%
(Gains) losses on sales of property and equipment	2	1	100.0%	(6)	(2)	200.0%
Depreciation and amortization expense	134	134	0.0%	398	388	2.6%
Pre-Con-way acquisition environmental matter (1)	-	35	-100.0%	1	35	-97.1%
Legal matters (2)	-	-	0.0%	-	(13)	-100.0%
Transaction and integration costs	3	1	200.0%	7	7	0.0%
Restructuring costs	5	6	-16.7%	36	26	38.5%
Operating income	288	164	75.6%	733	513	42.9%
Other income	(3)	(2)	50.0%	(10)	(4)	150.0%
Debt extinguishment loss	1	-	NM	6	5	20.0%
Interest expense	50	54	-7.4%	155	166	-6.6%
Income before income tax provision	240	112	114.3%	582	346	68.2%
Income tax provision	60	30	100.0%	138	89	55.1%
Net income	$181	$82	120.7%	$444	$257	72.8%

Earnings per share data (3)
Basic earnings per share	$1.55	$0.69		$3.79	$2.18
Diluted earnings per share	$1.53	$0.68		$3.75	$2.15

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	117	118		117	118
Diluted weighted-average common shares outstanding	118	120		118	120

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in Note 17 to the Company's Annual Report on Form 10-K for the period ended December 31, 2025.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) The sum of quarterly earnings per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

XPO, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions, except per share data)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$260	$310
Accounts receivable, net of allowances of $41 and $40, respectively	1,250	1,035
Other current assets	249	285
Total current assets	1,759	1,630
Long-term assets
Property and equipment, net of $2,481 and $2,360 in accumulated depreciation, respectively	3,679	3,664
Operating lease assets	798	777
Goodwill	1,524	1,547
Identifiable intangible assets, net of $617 and $580 in accumulated amortization, respectively	266	311
Other long-term assets	282	265
Total long-term assets	6,549	6,564
Total assets	$8,308	$8,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$485	$455
Accrued expenses	878	760
Short-term borrowings and current maturities of long-term debt	129	60
Short-term operating lease liabilities	170	166
Other current liabilities	123	113
Total current liabilities	1,785	1,555
Long-term liabilities
Long-term debt	2,995	3,253
Deferred tax liability	524	482
Employee benefit obligations	82	86
Long-term operating lease liabilities	627	611
Other long-term liabilities	322	345
Total long-term liabilities	4,550	4,778

Stockholders’ equity
Common stock, $0.001 par value; 300 shares authorized; 117 shares issued and outstanding as of
September 30, 2026 and December 31, 2025, respectively	-	-
Additional paid-in capital	834	1,160
Retained earnings	1,332	888
Accumulated other comprehensive loss	(192)	(187)
Total equity	1,973	1,861
Total liabilities and equity	$8,308	$8,194

Amounts may not add due to rounding.

XPO, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2026	2025
Cash flows from operating activities
Net income	$444	$257
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	398	388
Stock compensation expense	45	46
Accretion of debt	8	8
Deferred tax expense	35	72
Gains on sales of property and equipment	(6)	(2)
Other	25	19
Changes in assets and liabilities
Accounts receivable	(256)	(106)
Other assets	32	18
Accounts payable	47	(14)
Accrued expenses and other liabilities	133	76
Net cash provided by operating activities	906	760
Cash flows from investing activities
Payment for purchases of property and equipment	(369)	(551)
Proceeds from sale of property and equipment	40	18
Payment for settlement of cross-currency swaps	(3)	-
Net cash used in investing activities	(331)	(532)
Cash flows from financing activities
Proceeds from issuance of debt	885	-
Repayment of debt	(1,085)	(50)
Repayment of finance leases and other debt	(60)	(56)
Payment for debt issuance costs	(1)	(3)
Repurchase of common stock	(250)	(57)
Change in bank overdrafts	9	24
Payment for tax withholdings for restricted shares	(124)	(47)
Other	4	3
Net cash used in financing activities	(622)	(185)
Effect of exchange rates on cash, cash equivalents and restricted cash	1	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	(46)	42
Cash, cash equivalents and restricted cash, beginning of period	330	298
Cash, cash equivalents and restricted cash, end of period	$284	$341

Amounts may not add due to rounding.

North American Less-Than-Truckload Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change %	2026	2025	Change %
Revenue (excluding fuel surcharge revenue)	$1,150	1,060	8.5%	$3,292	$3,112	5.8%
Fuel surcharge revenue	323	194	66.5%	838	555	51.0%
Revenue	1,473	1,255	17.4%	4,130	3,667	12.6%
Salaries, wages and employee benefits	720	648	11.1%	2,051	1,907	7.6%
Purchased transportation	40	30	33.3%	109	99	10.1%
Fuel, operating expenses and supplies (1)	291	225	29.3%	803	679	18.3%
Operating taxes and licenses	16	17	-5.9%	49	50	-2.0%
Insurance and claims	18	27	-33.3%	60	77	-22.1%
(Gains) losses on sales of property and equipment	3	2	50.0%	(1)	4	NM
Depreciation and amortization	101	98	3.1%	298	283	5.3%
Restructuring costs	1	-	NM	2	4	-50.0%
Operating income	284	208	36.5%	758	565	34.2%
Operating ratio (2)	80.7%	83.4%		81.6%	84.6%
Amortization expense	9	9		27	27
Restructuring costs	1	-		2	4
Gains on real estate transactions	(1)	-		(10)	(2)
Adjusted operating income (3)	$293	217	35.0%	$778	$594	31.0%
Adjusted operating ratio (3) (4)	80.1%	82.7%		81.2%	83.8%
Depreciation expense	92	89		271	256
Pension income	4	2		11	5
Gains on real estate transactions	1	-		10	2
Adjusted EBITDA (5)	$389	308	26.3%	$1,070	$857	24.9%
Adjusted EBITDA margin (5)	26.4%	24.5%		25.9%	23.4%
Gains on real estate transactions	1	-		10	3
Adjusted EBITDA, excluding gains on real estate transactions (3)	$389	308	26.3%	$1,060	$855	24.0%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)) using the underlying unrounded amounts.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)) using the underlying unrounded amounts; adjusted operating margin is the inverse of adjusted operating ratio.

(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

North American Less-Than-Truckload

Summary Data Table

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change %	2026	2025	Change %
Pounds per day (thousands)	68,494	65,236	5.0%	67,502	66,158	2.0%

Shipments per day	52,988	50,094	5.8%	51,697	49,763	3.9%

Average weight per shipment (in pounds)	1,293	1,302	-0.7%	1,306	1,329	-1.8%

Revenue per shipment (including fuel surcharges)	$434.37	391.13	11.1%	$420.13	$386.54	8.7%

Revenue per shipment (excluding fuel surcharges)	$339.12	330.48	2.6%	$334.85	$327.95	2.1%

Gross revenue per hundredweight (including fuel surcharges) (1)	$34.06	30.42	12.0%	$32.71	$29.57	10.6%

Gross revenue per hundredweight (excluding fuel surcharges) (1)	$26.70	25.77	3.6%	$26.18	$25.16	4.0%

Average length of haul (in miles)	854.7	866.7		853.6	852.5

Total average load factor (2)	22,164	22,442	-1.2%	22,247	22,548	-1.3%

Average age of tractor fleet (years)	4.1	3.6

Number of working days	64.0	64.0		190.0	190.5

(1) Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with the company's revenue recognition policy.

(2) Total average load factor equals freight pound miles divided by total linehaul miles.

Note: Table reflects the results of the North American Less-Than-Truckload segment and excludes the European Transportation segment. Percentages presented are calculated using the underlying unrounded amounts.

European Transportation Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change %	2026	2025	Change %
Revenue	$900	857	5.0%	$2,694	$2,479	8.7%
Salaries, wages and employee benefits	225	224	0.4%	696	660	5.5%
Purchased transportation	411	394	4.3%	1,229	1,151	6.8%
Fuel, operating expenses and supplies (1)	196	180	8.9%	584	505	15.6%
Operating taxes and licenses	4	4	0.0%	14	11	27.3%
Insurance and claims	15	16	-6.3%	46	42	9.5%
Gains on sales of property and equipment	(1)	(1)	0.0%	(5)	(6)	-16.7%
Depreciation and amortization	32	35	-8.6%	98	101	-3.0%
Legal matters (2)	-	-	0.0%	-	(13)	-100.0%
Transaction and integration costs	1	-	NM	1	-	NM
Restructuring costs	4	5	-20.0%	31	17	82.4%
Operating income (loss)	$12	(2)	NM	$1	$10	-90.0%
Other expense	-	-		(1)	(1)
Amortization expense	5	6		16	16
Legal matters (2)	-	-		-	(13)
Transaction and integration costs	1	-		1	-
Restructuring costs	4	5		31	17
Adjusted operating income (3)	$22	9	144.4%	$48	$30	60.0%
Depreciation expense	26	29		81	85
Adjusted EBITDA (4)	$48	38	26.3%	$129	$115	12.2%
Adjusted EBITDA margin (4)	5.3%	4.5%		4.8%	4.6%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

Corporate

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change %	2026	2025	Change %
Revenue	$-	$-	0.0%	$-	$-	0.0%
Salaries, wages and employee benefits	4	4	0.0%	12	12	0.0%
Depreciation and amortization	1	1	0.0%	3	3	0.0%
Pre-Con-way acquisition environmental matter (1)	-	35	-100.0%	1	35	-97.1%
Transaction and integration costs	2	1	100.0%	5	7	-28.6%
Restructuring costs	-	-	0.0%	4	5	-20.0%
Operating loss	$(8)	$(42)	-81.0%	$(25)	$(63)	-60.3%
Other income (expense)	-	-		-	1
Depreciation and amortization	1	1		3	3
Pre-Con-way acquisition environmental matter (1)	-	35		1	35
Transaction and integration costs	2	1		5	7
Restructuring costs	-	-		4	5
Adjusted EBITDA (2)	$(4)	$(4)	0.0%	$(13)	$(12)	8.3%

Amounts may not add due to rounding.

(1) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in Note 17 to the Company's Annual Report on Form 10-K for the period ended December 31, 2025.

(2) See the “Non-GAAP Financial Measures” section of the press release.

XPO, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change %	2026	2025	Change %
Reconciliation of Net Income to Adjusted EBITDA
Net income	$181	$82	120.7%	$444	$257	72.8%
Debt extinguishment loss	1	-		6	5
Interest expense	50	54		155	166
Income tax provision	60	30		138	89
Depreciation and amortization expense	134	134		398	388
Pre-Con-way acquisition environmental matter (1)	-	35		1	35
Legal matters (2)	-	-		-	(13)
Transaction and integration costs	3	1		7	7
Restructuring costs	5	6		36	26
Adjusted EBITDA (3)	$433	$342	26.6%	$1,186	$960	23.5%
Revenue	$2,373	$2,111	12.4%	$6,823	$6,146	11.0%
Adjusted EBITDA margin (3) (4)	18.2%	16.2%		17.4%	15.6%
Gains on real estate transactions	1	-		10	2
Adjusted EBITDA, excluding gains on real estate transactions (3)	$432	$342	26.3%	$1,176	$958	22.8%

Amounts may not add due to rounding.

(1) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in Note 17 to the Company's Annual Report on Form 10-K for the period ended December 31, 2025.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

XPO, Inc.

Reconciliation of Non-GAAP Measures (cont.)

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Reconciliation of Net Income and Diluted Earnings Per Share to Adjusted Net Income and Adjusted Earnings Per Share
Net income (1)	$181	$82	$444	$257
Debt extinguishment loss	1	-	6	5
Amortization of acquisition-related intangible assets	15	15	44	43
Pre-Con-way acquisition environmental matter (2)	-	35	1	35
Legal matters (3)	-	-	-	(13)
Transaction and integration costs	3	1	7	7
Restructuring costs	5	6	36	26
Income tax associated with the adjustments above (4)	(3)	(12)	(11)	(21)
European legal entity reorganization (5)	-	-	(3)	1
Other tax adjustments	-	-	(2)	-

Adjusted net income (1)(6)	$200	$128	$522	$340

Adjusted diluted earnings per share (1)(6)	$1.70	$1.07	$4.41	$2.85

Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	118	120	118	120

Amounts may not add due to rounding.

(1) Includes gains from sales of real estate of $8 million ($10 million pre-tax), or $0.06 per diluted share, and $2 million ($2 million pre-tax), or $0.02 per diluted share, for the nine months ended September 30, 2026 and 2025, respectively. Excluding these gains, adjusted diluted earnings per share is $4.35 and $2.83 for the nine months ended September 30, 2026 and 2025, respectively. The gains from sales of real estate transactions in the third quarters of 2026 and 2025 were not material.

(2) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in Note 17 to the Company's Annual Report on Form 10-K for the period ended December 31, 2025.

(3) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(4) This line item reflects the aggregate tax benefit of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:

Debt extinguishment loss	$-	$-	$1	$1
Amortization of acquisition-related intangible assets	2	2	7	7
Pre-Con-way acquisition environmental matter	-	8	-	8
Transaction and integration costs	1	-	1	2
Restructuring costs	-	1	1	3
	$3	$12	$11	$21

Amounts may not add due to rounding.

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, losses for which no tax benefit can be recognized, and contribution- and margin-based taxes.

(5) Reflects an adjustment recognized during the first quarters of 2026 and 2025 to the tax benefit recognized in the second quarter of 2024 related to a legal entity reorganization within our European Transportation business.

(6) See the "Non-GAAP Financial Measures" section of the press release.